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                                  EXHIBIT B-1

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned, PCMC Intermediate Holdings, L.P., a Delaware limited partnership (the "Company"), has made, constituted and appointed, and by these presents does make, constitute and appoint Phillip Gordon, its true and lawful attorney-in-fact and agent, for it and in its name, place and stated to execute, acknowledge, deliver and file any and all filings required by Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, respecting securities beneficially owned by it, including, but not limited to, Schedules 13D, Schedules 13G, Forms 3, Forms 4 and Forms 5.

        The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than the attorney-in-fact named herein.

        WITNESS THE EXECUTION HEREOF this 13th day of September 2001.

                                     PCMC Intermediate Holdings, L.P.

                                     By:     PC Advisory Partners I, L.P.,
                                             General Partner

                                     By:     PC Advisory Corp. I,
                                             General Partner


                                     By:     /s/ Phillip Gordon
                                             ------------------------------
                                             Phillip Gordon, Secretary


STATE OF  NEW YORK         )
         ------------------
COUNTY OF NEW YORK         )
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                                             /s/ Wilson Vasquez
                                             ------------------------------
                                             Notary Public